PLZTech, Inc. INCENTIVE STOCK OPTION AGREEMENT, page 1 of 4

This is an agreement between PLZTech, Inc., (the "Company") and Michael H. Pete (the "Employee") and is effective as of August 1, 1994 (the "Date of Grant").

1) Option Grant

The Company hereby grants to the Employee, subject to the conditions set forth herein, an option to purchase from the Company all or any part of an aggregate of Three Hundred Thousand (300,000) shares of common stock (no par value) of the Company (the "Stock") at a purchase price of 30 cents ($.30) per share.

2) Expiration Date

This option shall expire five (5) years from the Date of Grant (the Effective
Date), which date is referred to as the "Expiration Date", and under no circumstances can any portion of this option be exercised after the Expiration Date.

3) Exercise of Option

Subject to the other terms and condition herein, the (percentages of) total shares of this option shown below may be exercised on or after the indicated periods below:

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First six months from Date of Grant               16.67%          50,000 shares
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Second six months from Date of Grant              16.67%          50,000 shares
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Third six months from Date of Grant               16.67%          50,000 shares
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Fourth six months from Date of Grant              16.67%          50,000 shares
--------------------------------------------------------------------------------
Fifth six months from Date of Grant               16.67%          50,000 shares
--------------------------------------------------------------------------------
Sixth six months from Date of Grant               16.67%          50,000 shares
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Each exercise of any part of this option shall be pursuant to a written notice from the Employee to the Company, specifying the number of shares for which the option is being exercised, accompanied by full payment of the purchase price for such shares. The purchase price shall be paid in cash, or in the discretion of the Committee or the Board (as defined in the plan), in such other consideration as the committee deems



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       Stock Option Agreement between PLZTech and M. H. Pete, page 2 of 4 appropriate, including, but not limited to, common stock of the Company already owned by the Employee, having a fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a fair market value, as so determined, equal to the purchase price. Notation of each partial exercise of this option shall be noted by the Company on Schedule I hereof.

4) In addition to the stock options from this Incentive Stock Option Agreement, there will be a second and separate Incentive Stock Option Agreement. This Agreement will commence two years after the Company has net investment proceeds of one million dollars. This second Incentive Stock Option Agreement will not be initiated unless the Company has annualized revenues of four million dollars. The Employee will have two hundred sixty-five thousand (265,000) shares of common stock in the second Incentive Stock Option Agreement at a purchase price of one dollar ($1.00) per share. This second Stock Option Agreement will be entirely performanced based. The number of shares can be adjusted up or down depending on the profitability (determined by net income) of the Company. The targets for the first and second years of the second Stock Option Agreement are one million and three million dollars of net income, respectively.

5) Exercise in the event of Death or Termination of Employment

a) if the Employee shall die

     i) while in the employment of the Company or

     ii) within three months after the termination of employment

This option may be exercised to the extent the Employee would have been entitled to do so on the date of the Employee's death or such termination of employment, by the person or persons to whom the Employee's rights under this option pass by will or otherwise, or if no such person has such right, by the Employee's executors or administrators, at any time, or from time to time, within twelve months after the earlier of the date of termination or death of the Employee, but in no event later than the Expiration date.

b) if the employment of the Employee by the Company is terminated

     i) because of the disability of the Employee or

     ii) voluntarily or involuntarily



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       Stock Option Agreement between PLZTech and M. H. Pete, page 3 of 4

     iii) by reason of the retirement of the Employee in accordance with any Company tax-qualified plan or with consent of the Company

This option may be exercised within 45 days of the effective termination date.

6) Non-transferability

This option is not transferable other than by will or by the laws of descent and distribution. During the lifetime of the Employee, this option may be exercised only by the Employee.

7) Adjustment

In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase stock at a price substantially below market value, or any similar change affecting the Stock, the number and kind of shares subject to this option and their purchase shall be adjusted appropriately consistent with such change in such manner as the Committee may deem equitable to the Employee hereunder. Any adjustment so made shall be final and binding on the Employee.

8) No Rights as Stockholder

The Employee shall have no rights as a stockholder with respect to any shares of stock subject to this option prior to the date of issuance of a certificate for such shares.

9) No right to Continued Employment

This option does not confer upon the Employee any right with respect to continuance of employment by the Company, and shall not interfere in any way with the right of the Company to terminate employment at any time.

10) Notices

Any notice hereunder to the Company shall be addressed to it at:



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       Stock Option Agreement between PLZTech and M. H. Pete. Page 4 of 4


                                1709 Moon St., NE
                              Albuquerque, NM 87112

and any notice to the Employee shall be addressed to him at

                          801 15th Street, South, #907
                               Arlington, VA 22202

subject to the right of either party to designate in writing at any time some other address.


PLZTech, Inc.


Leslie S. Robins Executive Vice President              August 25, 1995
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By Title                                               Date


Michael H. Pete                                        August 25, 1995
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Michael H. Pete                                        Date